UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 6, 2006
THE MED-DESIGN CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	0-25852	23-2771475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2810 Bunsen Avenue Ventura, California	93003

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (805) 339-0375

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 6, 2006, The Med-Design Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Specialized Health Products, Inc. (“SHPI”), Mammoth Acquisition Sub, Inc., a wholly owned subsidiary of SHPI (“Merger Sub”) and Mammoth Acquisition Sub, LLC, a wholly owned subsidiary of SHPI (“LLC”).
     The Amendment provides for an extension of the “End Date” (the date at which either party may terminated the Merger Agreement if the transaction is not completed by such date) under the Merger Agreement from March 31, 2006 to June 30, 2006. In addition, the Amendment modifies the Company’s covenant in the Merger Agreement relating to cash conservation to make it consistent with the later End Date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
2.1.1	First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of November 21, 2005, among the Company, Specialized Health Products International, Inc., Mammoth Merger Sub, Inc. and Mammoth Acquisition Sub, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MED-DESIGN CORPORATION (Registrant)
By:	/s/ Lawrence Ellis
Lawrence Ellis
Chief Financial Officer

Dated: March 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1.1
First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of November 21, 2005, among the Company, Specialized Health Products International, Inc., Mammoth Merger Sub, Inc. and Mammoth Acquisition Sub, LLC.